EXHIBIT 99.1

FOR IMMEDIATE RELEASE



                 CONCURRENT APPOINTS NEW CHIEF FINANCIAL OFFICER

     ATLANTA, GEORGIA, JAN. 7, 2005 - Concurrent Computer Corporation (NASDAQ:
CCUR), a worldwide leader of on-demand technology, today announced the appointment of Greg Wilson as its Chief Financial Officer effective Jan. 24, 2005. Mr. Wilson has served as the company's Corporate Controller reporting to Steve Norton, the current Chief Financial Officer, since February of 2000. Prior to joining Concurrent, Mr. Wilson served as the Manager of Financial Planning and Analysis at LHS Group Inc., a publicly traded global provider of operating support system software and services to the communications industry. Mr. Wilson has over 13 years of public company accounting experience with Concurrent, LHS, Turner Broadcasting and Oppenheimer Capital where his financial responsibilities included internal financial reporting, quarterly and annual filings with the SEC, Sarbanes-Oxley 404 compliance, and financial planning and analysis. Mr. Wilson will replace Steve Norton who has accepted the position of Senior Vice President and Chief Financial Officer at a NASDAQ traded technology company.

     Gary Trimm, Concurrent's President and Chief Executive Officer, stated, "Although we are very sorry to see Steve leave, and we appreciate his strong financial and business leadership over the past 5 years, we are also excited to have Greg take over an increased financial role at the company. Both Greg and Steve have been tremendous assets to the company since joining Concurrent. We wish Steve the very best in his new position."

     ABOUT CONCURRENT
     Concurrent Computer Corporation (www.ccur.com) is a global leader in providing digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the domestic and international broadband cable, DSL, and IP-based markets widely deployed worldwide by major broadband operators. Concurrent's proven technology is based on open standards and provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading


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provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology experience and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage growth; delays in testing and introductions of new products; rapid technology changes; demand shifts from high-priced, proprietary real-time systems to low-priced, open server systems; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the availability of Linux software in light of issues raised by the SCO Group; capital spending patterns by a limited customer base; and contract obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 7, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


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Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA 30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.
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Concurrent Computer Corporation and its logo are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.



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